                                                                     EX 99E1(ii)

                           SECOND AMENDED AND RESTATED
                             FINANCIAL INTERMEDIARY
                             DISTRIBUTION AGREEMENT

         Second Financial Intermediary Distribution Agreement (the "Agreement") made as of this 21st day of August, 2003, by and between DELAWARE DISTRIBUTORS, L.P. ("DDLP"), Delaware limited partnership, and LINCOLN FINANCIAL DISTRIBUTORS, INC. ("LFD"), a Connecticut corporation.

                                   WITNESSETH

         WHEREAS, DDLP serves as the distributor of a number of investment companies (individually a "Fund" and, collectively, the "Funds") registered under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to distribution agreements between each Fund and DDLP; and

         WHEREAS, pursuant to the aforementioned distribution agreements, each Fund has engaged DDLP to promote the distribution of its shares and, in connection therewith and as agent for the Fund and not as principal, to advertise, promote, offer and sell the Fund's shares to the public; and

         WHEREAS, DDLP desires to enter into an agreement with LFD pursuant to which LFD shall: (i) promote the sale of the Funds' shares through broker/dealers, financial advisers and other financial intermediaries (collectively "Financial Intermediaries"); (ii) create messaging and packaging for certain non-regulatory sales and marketing materials related to the Funds; and (iii) produce such non-regulatory sales and marketing materials related to the Funds.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DDLP hereby engages LFD to promote the sale of shares of each Fund and each investment portfolio thereof listed in Appendix A hereto (as revised from time to time) through Financial Intermediaries, and to create and produce non-regulatory sales and marketing materials related to the Funds as set forth herein.

2. LFD agrees to use its best efforts to promote the sale of the Funds' shares designated by DDLP to retail investors through Financial Intermediaries wherever their sale is legal, in such places and in such manner, not inconsistent with the law and the provisions of this Agreement and the Funds' Registration Statements under the Securities Act of 1933, including the Prospectuses and Statements of Additional Information contained therein.

3. LFD represents and warrants that it is, and shall remain at all times during the effectiveness of this Agreement, a broker/dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and qualified under applicable state securities laws in each jurisdiction in which LFD may be required to be qualified to act as a broker/dealer in securities, and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). DDLP represents and warrants that it is, and shall remain at all times during the effectiveness of this Agreement, a broker/dealer registered under the Exchange Act and qualified under applicable state securities laws in each jurisdiction in which DDLP may be required to be qualified to act as a broker/dealer in securities, and a member in good standing of the NASD.

4.       DDLP will provide LFD with:

         (a) copies of the current Prospectuses and Statements of Additional Information for each Fund, including all supplements thereto;
         (b) copies of each Fund's periodic reports to shareholders as soon as reasonably practicable after DDLP receives such reports from the Fund;
         (c) technical language, data, and product content, product positioning recommendations and sales ideas with respect to the Funds;
         (d) Fund-related materials prepared by DDLP and designated for internal use only (subject to the terms and conditions established from time to time by DDLP); and
         (e) prompt notice of the issuance by the Securities and Exchange Commission (the "SEC") of any stop order suspending the effectiveness of the Registration Statement of any Fund, or the initiation of any proceedings for that purpose.

5. LFD shall create and produce non-regulatory, non-shareholder materials for, about, or related to, the Funds ("Advertising Materials"). DDLP shall provide product information to LFD, including information related to product descriptions, strategic positioning and product management. LFD shall use such information when developing the creative messaging, look and feel, layout and packaging of the advertising materials. LFD agrees to submit to DDLP, prior to its use, the form of any Advertising Materials prepared by LFD and proposed to be generally disseminated by or for LFD, all Advertising Materialsprepared by LFD and proposed to be used by LFD, and all Advertising Materials prepared by or for LFD for such dissemination or for use by others in connection with the sale of the Funds' shares. LFD also agrees that LFD will file or submit such Advertising Materials to the NASD, SEC or other regulatory agency as from time to time may be appropriate, considering practices then current in the industry. LFD agrees not to use or to permit others to use such Advertising Materials without the prior written consent of DDLP if any regulatory agency expresses objection thereto or if DDLP delivers to LFD a written objection thereto. LFD shall not be responsible for or authorized to prepare materials relating to the Funds for the purpose of satisfying regulatory requirements, including, but not limited to, Prospectuses and Statements of Additional Information and periodic shareholder reports. DDLP and LFD agree to work together in good faith to resolve any disagreements between DDLP and LFD about or objections by DDLP to Advertising Materials prepared by LFD.

6. The responsibility of LFD hereunder shall be limited to the promotion of sales of the Funds' shares through Financial Intermediaries, and the creation and production of non-regulatory sales and marketing materials. LFD is not empowered to approve orders for sales of the Funds' shares or to accept payment for such orders. Sales of a Fund's shares shall be deemed to be made when and where accepted by the Fund's transfer agent on behalf of the Fund.

7. In consideration for the services provided by LFD under this Agreement, DDLP shall pay LFD the compensation set forth on Schedule A to this Agreement.

8. With respect to the apportionment of costs between DDLP and LFD associated with activities with which both are concerned, the following will apply:

         (a) DDLP will pay the costs incurred in printing and mailing copies of Fund Prospectuses and shareholder reports to prospective investors;
         (b) DDLP will pay the costs of any additional copies of Fund financial and other reports and other Fund literature supplied to DDLP by the Fund for sales promotion purposes;
         (c) DDLP will bear the expense of the Advertising Materials that relate exclusively to the Funds;

         (d) DDLP and LFD will jointly bear the expense of advertising and promotional activities and materials relating both to the Funds and to the other products distributed by LFD, the apportionment of such expenses to be agreed upon by DDLP and LFD from time to time; and
         (e) The parties will agree to apportion other costs and expenses between DDLP and LFD as necessary and as mutually agreed from time to time.

9. Both DDLP and LFD may engage in other business, provided such other business does not interfere with the performance by DDLP and LFD of their respective obligations under this Agreement.

10. DDLP agrees to indemnify, defend and hold LFD harmless from and against any and all losses, damages, or liabilities to which LFD may become subject by reason of DDLP's willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement. LFD agrees to indemnify, defend and hold DDLP harmless from and against any and all losses, damages, or liabilities to which DDLP may become subject by reason of LFD's willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement.

11. Copies of financial reports, Registration Statements and Prospectuses, as well as demands, notices, requests, consents, waivers, and other communications in writing which it may be necessary or desirable for either party to deliver or furnish to the other will be duly delivered or furnished, if delivered to such party at 2005 Market Street, Philadelphia, Pennsylvania 19103-7094, or at such other address as DDLP or LFD may designate in writing and furnish to the other.

12. This Agreement shall not be assigned, as that term is defined in the 1940 Act, by LFD and shall terminate automatically in the event of its attempted assignment by LFD. This Agreement will automatically terminate with respect to a Fund upon the termination of the distribution agreement between DDLP and the Fund. This Agreement will automatically terminate with respect to all Funds in the event that LFD ceases to be a broker/dealer registered under the Exchange Act or a member in good standing of the NASD. Except as specifically provided in the indemnification provision contained in Paragraph 10 herein, this Agreement and all conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto and their legal successors and no express or implied provision of this Agreement is intended or shall be construed to give any person other than the parties hereto and their legal successors any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained.

13.      (a)      This Agreement shall remain in force with respect to a Fund for a period of two year from the date hereof and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Directors/Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund and only if the terms and the renewal thereof have been approved by the vote of a majority of the Directors/Trustees of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

         (b) LFD may terminate this Agreement at any time by giving DDLP written notice of its intention to terminate the Agreement at the expiration of three months from the date of delivery of such written notice of intention to DDLP.
         (c) DDLP may terminate this Agreement at any time upon prior written notice to LFD of its intention to so terminate at the expiration of three months from the date of the delivery of such written notice to LFD.
         (d) The Board of Directors/Trustees of a Fund may terminate this Agreement with respect to the Fund at any time upon prior written notice to DDLP and/or LFD of its intention to so terminate at the expiration of three months from the date of delivery of such written notice to DDLP and/or LFD.

14. The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the laws of the Commonwealth of Pennsylvania.

15. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of the Agreement, which shall continue to be in force.

DELAWARE DISTRIBUTORS, L.P.                    LINCOLN FINANCIAL DISTRIBUTORS,
By:    DELAWARE DISTRIBUTORS, INC.,            INC.
       General Partner

By:    Kevin J. Lucey                          By:    Mike Smith
       ----------------------------------             --------------------------
Name:  Kevin J. Lucey                          Name:  Mike Smith
Title: Executive Vice President/Chief of       Title: Chief Financial Officer
       Sales, Client Services & Marketing

                                   SCHEDULE A
                                       to
                           SECOND AMENDED AND RESTATED
                  FINANCIAL INTERMEDIARY DISTRIBUTION AGREEMENT

The fees payable by DDLP to LFD under this Schedule A shall be calculated and paid monthly.

I. Fees with respect to sales of shares of Funds other than Delaware VIP Trust

With respect to each sale through Financial Intermediaries on or after the date of this Agreement, a non- recurring fee equal to the amount shown below will be paid by DDLP to LFD.

                                                         Basis points
                                                           On Sales
                                                         ------------
Retail Mutual Funds except as noted below (1)                .50%
Merrill Lynch Connect Program                                .25%
Registered Investment Advisers and
 H.D. Vest Institutional Classes                             .45%
Citigroup Global Capital Markets, Inc.                         0
 (formerly Salomon Smith Barney)
 International Equity Fund I Class

(1) - A, B, & C classes excluding money market, house accounts, market timers

In addition to the non-recurring fee set forth above, a fee at the annual rate set forth below of the average daily net assets of Fund shares outstanding and beneficially owned by shareholders through Financial Intermediaries, including those Fund shares sold before the date of this Agreement, will be paid by DDLP to LFD.

                                                         Basis points
                                                          On Assets
                                                         ------------
Retail Mutual Funds (including money market, house
 accounts and market timers)                                 .04%
Merrill Lynch Connect Program                                  0
Registered Investment Advisers and
 H.D. Vest Institutional Classes                             .04%
Citigroup Global Capital Markets, Inc.                       .04%
 (formerly Salomon Smith Barney)
 International Equity Fund I Class

II. Fees with respect to the Sale of Delaware VIP Trust shares through Allmerica Variable Products.

With respect to each sale of Delaware VIP Trust shares on or after the date of this Agreement through variable annuity and variable life insurance products for which Allmerica Investments, Inc. ("Allmerica") is the principal underwriter ("Allmerica Variable Products"), a non-recurring fee equal to the entire distribution allowance received by DDLP from Allmerica with respect to such sale. No other fees will be payable to LFD with respect to sales of Delaware VIP Trust shares.

                                   APPENDIX A
                                       to
                           SECOND AMENDED AND RESTATED
                  FINANCIAL INTERMEDIARY DISTRIBUTION AGREEMENT

Delaware Group Adviser Funds              Delaware Group Income Funds
  Delaware Diversified Income Fund          Delaware Corporate Bond Fund
  Delaware U.S. Growth Fund                 Delaware Delchester Fund
                                            Delaware Extended Duration Bond Fund
Delaware Group Cash Reserve                 Delaware High-Yield Opportunities
  Delaware Cash Reserve Fund                Fund
                                            Delaware Strategic Income Fund

Delaware Group Equity Funds I             Delaware Group Limited-Term
  Delaware Balanced Fund                  Government Funds
  Delaware Devon Fund                       Delaware Limited-Term Government
                                            Fund

Delaware Group Equity Funds II            Delaware Group State Tax-Free Income
  Delaware Decatur Equity Income Fund     Trust II
  Delaware Diversified Value Fund           Delaware Tax-Free Pennsylvania Fund
  Delaware Growth and Income Fund
  Delaware Social Awareness Fund          Delaware Group Tax-Free Fund
                                            Delaware Tax-Free Insured Fund
                                            Delaware Tax-Free USA Fund
                                            Delaware Tax-Free USA Intermediate
Delaware Group Equity Funds III
  Delaware American Services Fund         Delaware Group Tax-Free Money Fund
  Delaware Focused Growth Fund              Delaware Tax-Free Money Fund
  Delaware Focused Value Fund
  Delaware Health Care Fund               Delaware Pooled Trust
  Delaware Small Cap Growth Fund            The International Equity Portfolio
  Delaware Technology and Innovation        The Real Estate Investment Trust
  Fund                                      Portfolio II
  Delaware Trend Fund
                                          Delaware VIP Trust
Delaware Group Equity Funds IV              Delaware VIP Balanced Series
  Delaware Diversified Growth Fund          Delaware VIP Capital Reserves Series
  Delaware Growth Opportunities Fund        Delaware VIP Cash Reserve Series
                                            Delaware VIP Emerging Markets Series
Delaware Group Equity Funds V               Delaware VIP Global Bond Series
  Delaware Retirement Income Fund           Delaware VIP Growth Opportunities
  Delaware Small Cap Contrarian Fund        Series
  Delaware Small Cap Value Fund             Delaware VIP High Yield Series
                                            Delaware VIP International Value
                                            Equity Series
                                            Delaware VIP REIT Series
Delaware Group Foundation Funds             Delaware VIP Select Growth Series
  Delaware Balanced Allocation Portfolio    Delaware VIP Small Cap Value Series
  Delaware Growth Allocation Portfolio      Delaware VIP Social Awareness Series
  Delaware Income Allocation Portfolio      Delaware Trend Fund
  Delaware S&P 500 Index Fund               Delaware U.S. Growth Fund

Delaware Group Global & International     Voyageur Insured Funds
Funds                                       Delaware Tax-Free Minnesota Insured
  Delaware Emerging Markets Fund            Fund
  Delaware International Small Cap          Delaware Tax-Free Arizona Insured
  Value Fund                                Fund
  Delaware International Value Equity
  Fund                                    Voyageur Intermediate Tax-Free Funds
                                            Delaware Tax-Free Minnesota
                                            Intermediate Fund
Delaware Group Government Fund
  Delaware American Government Bond Fund
                                          Voyageur Mutual Funds II
Voyageur Investment Trust                   Delaware Tax-Free Colorado Fund
  Delaware Tax-Free California Insured
  Fund                                    Voyageur Mutual Funds III
  Delaware Tax-Free Florida Fund            Delaware Core Equity Fund
  Delaware Tax-Free Florida Insured Fund    Delaware Select Growth Fund
  Delaware Tax-Free Missouri Insured
  Fund
  Delaware Tax-Free Oregon Insured Fund   Voyageur Tax Free Funds
                                            Delaware Tax-Free Minnesota Fund
Voyageur Mutual Funds
  Delaware Minnesota High-Yield
  Municipal Bond Fund
  Delaware National High-Yield
  Municipal Bond Fund
  Delaware Tax-Free Arizona Fund
  Delaware Tax-Free California Fund
  Delaware Tax-Free Idaho Fund
  Delaware Tax-Free New York Fund

Agreed to and accepted:

DELAWARE DISTRIBUTORS, L.P.                    LINCOLN FINANCIAL DISTRIBUTORS,
By:    DELAWARE DISTRIBUTORS, INC.,            INC.
       General Partner

By:    Kevin J. Lucey                          By:    Mike Smith
       -----------------------------------            --------------------------
Name:  Kevin J. Lucey                          Name:  Mike Smith
Title: Executive Vice President/Chief of       Title: Chief Financial Officer
       Sales, Client Services & Marketing

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